AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 4, 1996
                                                 Registration No. 333-1346
  ------------------------------------------------------------------------

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                ------------


                         POST-EFFECTIVE AMENDMENT NO. 1

                                       TO

                                    FORM S-3


          REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                -----------

                           AMERICAN TELECASTING, INC.
           (Exact name of registrant as specified in its charter)

                                -----------

    DELAWARE                     4841                   54-14869888
 (State or other     (Primary Standard Industrial     (I.R.S. Employer
 jurisdiction of      Classification Code Number)    Identification No.)
 incorporation or
  organization)

                                -----------


                    5575 TECH CENTER DRIVE, SUITE 300
                    COLORADO SPRINGS, COLORADO 80919
                             (719) 260-5533


    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                -----------

                           ROBERT D. HOSTETLER
                  PRESIDENT AND CHIEF EXECUTIVE OFFICER
                       AMERICAN TELECASTING, INC.
                    5575 TECH CENTER DRIVE, SUITE 300
                    COLORADO SPRINGS, COLORADO 80919
                             (719) 260-5533


    (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                -----------

                                Copies to:
                          ROBERT N. JENSEN, ESQ.
                          MCDERMOTT, WILL & EMERY
                            1850 K STREET, N.W.
                          WASHINGTON, D.C. 20006

                                -----------

                         DEREGISTRATION OF SHARES

     Pursuant to this Post-Effective Amendment No. 1 to its Registration Statement on Form S-3 ("Registration Statement"), American Telecasting, Inc. (the "Registrant") deregisters 162,854 shares of its Common Stock, par value $.01 per share, that were previously registered to permit resales of such Common Stock by certain Selling Stockholders. The shares being deregistered were not resold by the Selling Stockholders in the period during which the Registrant agreed to keep the Registration Statement effective.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Colorado Springs, State of Colorado, on November 4, 1996.

                              AMERICAN TELECASTING, INC.

                              By:       /s/ ROBERT D. HOSTETLER
                                        -------------------------------------
                                        Robert D. Hostetler
                                        President and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 has been signed on November 4, 1996 by the following persons in the capacities indicated.

     SIGNATURE                   TITLE
     ---------                   -----


/s/ DONALD R. DEPRIEST*          Chairman of the Board and Director
---------------------------
Donald R. DePriest


/s/ ROBERT D. HOSTETLER          President, Chief Executive Officer and
---------------------------        Director (principal exeuctive officer)
Robert D. Hostetler


/s/ RICHARD F. SENEY*            Vice Chairman of the Board, Secretary and
---------------------------        Director
Richard F. Seney


/s/ DAVID K. SENTMAN             Senior Vice President, Chief Financial Officer
---------------------------        Treasurer (principal financial officer)
David K. Sentman


/s/ JOHN R. HAGER                Controller (principal accounting officer)
---------------------------
John R. Hager


/s/ MITCHELL R. HAUSER*          Director
---------------------------
Mitchell R. Hauser


/s/ JAMES S. QUARFORTH*          Director
---------------------------
James S. Quarforth


/s/ CARL A. ROSBERG*             Director
---------------------------
Carl A. Rosberg



---------------------------
*By Power of Attorney


/s/ ROBERT D. HOSTETLER
---------------------------
Robert D. Hostetler
(attorney-in-fact)